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                                                                   EXHIBIT 10.11


                              MANAGEMENT AGREEMENT

         This Management Agreement (the "Agreement"), is made as of August 4, 2003, by and between Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), and Kohlberg & Company, L.L.C., a Delaware limited liability company ("Kohlberg").

         WHEREAS, the Company desires that Kohlberg provide certain ongoing management and advisory services to the Company, its subsidiaries and affiliates and any other subsidiary which the Company may acquire subsequent to the date hereof (collectively, the "Companies"), and Kohlberg is willing to provide such services subject to the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         SECTION 1. Services. During the term of this Agreement, Kohlberg shall provide such advisory and management services to the Companies as the board of directors of the Company shall reasonably request and which shall include assistance in (a) developing and implementing corporate and business strategy and planning (including plans to improve operating, marketing and financial performance, budgeting of future corporate investments, identifying, analyzing and structuring strategic acquisitions and dispositions, and reorganizational programs); (b) arranging debt and equity financings and refinancings; and (c) establishing, maintaining and evaluating banking, legal and other business relationships. Such services shall be performed at Kohlberg's offices in New York and/or California.

         SECTION 2. Compensation. In consideration of the services provided in accordance with Section 1 above, the Company shall pay to Kohlberg an annual management fee equal to $500,000 (the "Management Fee"). The Management Fee shall accrue from the date hereof and shall be payable quarterly in advance on the date hereof and thereafter on each January 1, April 1, July 1 and October 1. On termination of this Agreement, any Management Fees paid by the Company for a period that includes the date of termination shall be prorated, and Kohlberg shall promptly reimburse the Company for any installment of Management Fees or portion thereof relating to a period or portion thereof after the date of termination.

         SECTION 3. Reimbursement. Kohlberg and its affiliates shall be entitled to reimbursement of all out-of-pocket expenses (including travel expenses) incurred in the course of the performance of this Agreement (other than salary expenses and associated overhead charges). The Company shall reimburse Kohlberg for its expenses under this Section within thirty days of receiving a statement therefor.

         SECTION 4. Exculpation and Indemnification. None of Kohlberg, any of its affiliates or any of its or their respective principals, officers, directors, stockholders, agents or employees (each, an "Indemnified Party") shall have any liability to the Companies for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross
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negligence or willful misconduct. The Company hereby agrees to indemnify each
Indemnified Party from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants reasonably incurred by the Indemnified Party in any action or proceeding between any of the Companies and the Indemnified Party or between the Indemnified Party and any third party, or otherwise) based upon, arising out of or otherwise in respect of this Agreement or Kohlberg's provision of services hereunder.

         SECTION 5. Independent Contractor Status. Kohlberg shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Kohlberg, nor any of its employees or agents shall, by virtue of this Agreement or the arrangements hereunder, be an employee, member or agent of any of the Companies nor shall any of them have authority to contract in the name of any of the Companies, except (a) to the extent that any Kohlberg employee or agent is acting in his or her capacity as a manager or officer of the Company, or (b) as expressly agreed to in writing by any of the Companies. Any duties of Kohlberg arising out of its engagement to perform services hereunder shall be owed solely to the Companies.

         SECTION 6. Notice. Any notice or other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (provided the sender receives a transmission receipt) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mails, as follows

                  (a)      if to Kohlberg, to:

                           Kohlberg & Co., LLC
                           111 Radio Circle
                           Mt. Kisco, NY 10549
                           Attention: Christopher Lacovara
                           Facsimile: (914) 244-0689

                           with a copy to (which shall not constitute notice):

                           Ropes & Gray, LLP
                           One International Place
                           Boston, MA 02110-2624
                           Attention: Daniel S. Evans, Esq.
                           Facsimile: (617) 951-7050


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                  (b)      if to the Company:

                           Applied Graphics Technologies, Inc.
                           450 West 33rd Street
                           New York, NY 10001
                           Attention: President
                           Facsimile: 212-210-6305

Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

         SECTION 7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         SECTION 8. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. This Agreement shall not confer any rights or remedies upon any person other than the parties and, in respect of the limitations of liability and rights to indemnification in Section 4 hereof, the Indemnified Parties.

         SECTION 9. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes any other prior agreements and understandings, both written and oral, between the parties or their affiliates with respect to the subject matter hereof.

         SECTION 10. Headings. Headings in this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         SECTION 11. Amendments; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing, and duly executed by the party or Indemnified Party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnified Party granting such waiver in any other respect or at any other time.

         SECTION 12. Governing Law. This Agreement and all claims arising under or in connection therewith, shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

         SECTION 13. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County for the purpose of any action arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable


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law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts may be removed to any federal court, should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby (x) consents to service of process in any such action in any manner permitted by New York law; (y) agrees that service of process made in accordance with clause (x) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6, shall constitute good and valid service of process in any such action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (x) or (y) does not constitute good and valid service of process.

         SECTION 14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 15. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Sections 12, 13 and 14 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement, and each such party agrees that any breach by such party of any of the provisions of Sections 12, 13 or 14 would constitute a material breach of this Agreement.

         SECTION 16. Termination. This Agreement may be terminated by Kohlberg at any time by written notice to the Company. In addition, this Agreement will terminate automatically as of the earlier of (i) the tenth anniversary of this Agreement and (ii) the end of the fiscal year in which the percentage interest in the outstanding common stock of the Company which is indirectly or directly, beneficially owned by the Kohlberg Members and their Affiliates falls below 25%. The provisions of Sections 2 and 3 (to the extent of fees and expenses earned or incurred but not paid or reimbursed as of the date of termination) and of
Section 4 shall survive any termination of this Agreement.

         SECTION 17. Definitions. Capitalized terms used herein have the following specifically defined meanings:


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         "Affiliate" shall mean, with respect to any specified Person, any
Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Kohlberg Members" shall mean Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors IV, L.P. and Kohlberg Partners IV, L.P.

         "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                               APPLIED GRAPHICS TECHNOLOGIES, INC.



                               By: /s/ Martin Krall
                                   ------------------------------------------
                                   Name:  Martin D. Krall
                                   Title: Executive Vice President,
                                          Chief Legal Officer, and Secretary



                               KOHLBERG & CO., L.L.C.


                               By: /s/ Christopher Lacovara
                                   ------------------------------------------
                                   Name:  Christopher Lacovara
                                   Title: Authorized Member